Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Liberty Media Debenture-Backed
Series 2001-32
*CUSIP:    21988G593    Class   A-1
           21988GBE5    Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2006.

INTEREST ACCOUNT
----------------

Balance as of August 1, 2005.....                                          $0.00
       Scheduled Income received on securities.....                $5,280,000.00
       Unscheduled Income received on securities.....                      $0.00

LESS:
       Distribution to Class A-1 Holders.....                     -$5,279,999.38
       Distribution to Class A-2 Holders.....                             -$0.00
       Distribution to Depositor.....                                     -$0.00
       Distribution to Trustee.....                                       -$0.62
Balance as of February 1, 2006.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of August 1, 2005.....                                          $0.00
       Scheduled principal payment received on securities.....             $0.00

LESS:
       Distribution to Holders.....                                       -$0.00
Balance as of February 1, 2006.....                                        $0.00


                  UNDERLYING SECURITIES HELD AS OF February 1, 2006


              Principal Amount   Title of Security
              ----------------   -----------------
                $128,000,000     Liberty Media Corporation 8.25% Senior
                                 Debentures due February 1, 2030
                                 *CUSIP:  530715AJ0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.